EXHIBIT 10.8

FIRST AMENDMENT

TO

THE PHOENIX COMPANIES, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Non-Qualified Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”), is further amended as follows effective as of May 21, 2009:

1.

Section 3.01 of the Plan is amended by adding the following sentence at the end of the paragraph:

“Effective May 21, 2009, eligibility in this Plan shall be frozen and no new participants will be allowed in the Plan as of that date.”

2.

Section 5.01 of the Plan is amended by adding the following sentence at the end of the introductory paragraph that precedes Section 5.01(a):

“Effective May 21, 2009, the opportunity to defer under this Plan shall cease and no new deferral elections and deferrals will be accepted.”

3.

The Plan shall be merged into The Phoenix Companies, Inc. Excess Investment Plan in its inactive/frozen state, effective September 1, 2009.  As a result of such merger, it will not be re-activated.